Exhibit 99.05
Southern Company
Consolidated Earnings
As Reported
(In Millions of Dollars)

	Three Months Ended March
	2018	2017	Change
Income Account-
Retail Electric Revenues-
Fuel	$1,027	$928	$99
Non-Fuel	2,541	2,466	75
Wholesale Electric Revenues	619	531	88
Other Electric Revenues	165	175	(10)
Natural Gas Revenues	1,607	1,530	77
Other Revenues	413	141	272
Total Revenues	6,372	5,771	601
Fuel and Purchased Power	1,368	1,175	193
Cost of Natural Gas	720	719	1
Cost of Other Sales	289	88	201
Non-Fuel O & M	1,451	1,383	68
Depreciation and Amortization	769	716	53
Taxes Other Than Income Taxes	355	330	25
Estimated Loss on Kemper IGCC	44	108	(64)
Total Operating Expenses	4,996	4,519	477
Operating Income	1,376	1,252	124
Allowance for Equity Funds Used During Construction	30	57	(27)
Earnings from Equity Method Investments	41	39	2
Interest Expense, Net of Amounts Capitalized	458	416	42
Other Income (Expense), net	60	48	12
Income Taxes	113	315	(202)
Net Income	936	665	271
Less:
Dividends on Preferred and Preference Stock of Subsidiaries	4	11	(7)
Net Income Attributable to Noncontrolling Interests	(6)	(4)	(2)
NET INCOME ATTRIBUTABLE TO SOUTHERN COMPANY	$938	$658	$280

Notes

- Certain prior year data may have been reclassified to conform with current year presentation.